SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2004

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7:                                  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated August 12, 2004.*

*  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9:                                  Regulation FD Disclosure.

On August 12, 2004, GoRemote Internet Communications, Inc. (“GoRemote”) issued a press release announcing a three-point strategic roadmap for returning to profitability.  A copy of such press release is furnished herewith as Exhibit 99.01 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by GoRemote, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that the information or exhibit in this report contains material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: August 12, 2004	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

99.01	Press Release dated August 12, 2004.*

*  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.